Exhibit 5.1
[Letterhead of Faegre & Benson LLP]
[Date]
SPS Commerce, Inc.
333 South Seventh Street, Suite 1000
Minneapolis, Minnesota 55402
Ladies and Gentlemen:
     We have acted as counsel to SPS Commerce, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (a) the issuance by the Company of up to 2,500,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company in connection with the offering described in the Registration Statement, (the “Company Shares”) and (b) the sale by the parties listed as selling stockholders in the Registration Statement (the “Selling Stockholders”) of up to 833,334 shares of Common Stock of the Company in connection with the offering described in the Registration Statement, the “Selling Stockholder Shares” and, together with the Company Shares, the “Shares”). The Company and the Selling Stockholders will collectively in the aggregate sell up to 3,333,334 Shares in the offering described in the Registration Statement.
     We have examined the Registration Statement and the form of amended and restated certificate of incorporation of the Company (the “Restated Certificate”), which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.
     In rendering the opinions set forth below, we have assumed the Restated Certificate has been filed with the Delaware Secretary of State and the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
•	the Company Shares have been duly authorized and (a) when the Registration Statement becomes effective under the Securities Act, (b) when the pricing committee of the Company’s board of directors (the “Pricing Committee”) has taken all necessary action to approve the issuance and sale of the Company Shares, including determination of a specific number of Company Shares to be sold and a specific price for the sale of the Company Shares, and (c) upon payment and delivery in accordance with the underwriting agreement in the form filed with the Commission as an exhibit to the Registration Statement and approved by the Pricing Committee, the Company Shares will be validly issued, fully paid and nonassessable if (i) issued as certificated shares, certificates representing such Selling Stockholder Shares have been duly executed by the Company, countersigned and registered by the Company’s transfer agent/registrar and delivered on behalf of the Company, or (ii) if issued as uncertificated shares upon authorization thereof by action of the Company’s board of directors or the Pricing Committee; and

•	the Selling Stockholder Shares have been duly authorized, and when the Selling Stockholder Shares are issued upon conversion in accordance with the Company’s certificate of incorporation of the Company’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock and, if issued as certificated shares, certificates representing such Selling Stockholder Shares have been duly executed by the Company, countersigned and registered by the Company’s transfer agent/registrar and delivered on behalf of the Company, or if issued as uncertificated shares upon authorization thereof by action of the Company’s board of directors or the Pricing Committee, against surrender of the certificates representing the Company’s Series A

Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock will be validly issued, fully paid and nonassessable.
     We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date the Registration Statement becomes effective under the Securities Act and we assume no obligation to revise or supplement this opinion thereafter.
Very truly yours,
FAEGRE & BENSON LLP